UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/08/2008

CROWN CASTLE INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16441

Delaware	76-0470458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1220 Augusta Suite 500, Houston, TX 77057
(Address of principal executive offices, including zip code)

713-570-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 8, 2008, Crown Castle Operating Company ("Borrower") extended the maturity date of its revolving credit facility from January 8, 2008 to January 6, 2009, pursuant to an Extension Agreement dated as of December 15, 2007 ("Extension Agreement"), among the Borrower, Crown Castle International Corp. and certain of its subsidiaries, the revolving lenders party thereto and The Royal Bank of Scotland plc, as administrative agent. The revolving credit facility is made available pursuant to the Borrower's existing Credit Agreement dated as of January 9, 2007.

The above summary of the Extension Agreement is qualified in its entirety by reference to the complete terms and provisions of the Extension Agreement filed herewith as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                Description

10.1                            Extension Agreement dated as of December 15, 2007, among the Borrower, Crown Castle International Corp.,
                                    Crown Castle Operating LLC, the revolving lenders named therein and The Royal Bank of Scotland plc, as administrative agent

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: January 09, 2008	By:	/s/ E. Blake Hawk
E. Blake Hawk
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1
Extension Agreement dated as of December 15, 2007, among the Borrower, Crown Castle International Corp., Crown Castle Operating LLC, the revolving lenders named therein and The Royal Bank of Scotland plc, as administrative agent